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                                                                  EXHIBIT (e)(6)

[LOGO] AIG The AIG Life Companies (U.S.)

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                             Executive Advantage(SM)
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                          DOLLAR COST AVERAGING REQUEST
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Policy Number: ______________ Policyholder: ____________________________________
                                            (Last Name, First Name, Middle Name)

Insured: ______________________________ Social Security No.: ______-_____-______
         (Last Name, First Name,
           Middle Name)
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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below. Allocations must be in 1% increments and no less than 5% to any one account. The total must equal 100%.

                                                              Percent
                                                              -------
Guaranteed Account                                            _____ %

AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income                                 _____ %
   Growth Portfolio                                           _____ %
   Growth and Income Portfolio                                _____ %
   Premium Growth Portfolio                                   _____ %
   Small Cap Growth Portfolio                                 _____ %

American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                                    _____ %
   VP International Fund                                      _____ %

Credit Suisse Trust
   Emerging Markets Portfolio                                 _____ %
   Global Post-Venture Capital Portfolio                      _____ %
   International Focus Portfolio                              _____ %
   Large Cap Value Portfolio                                  _____ %
   Mid-Cap Growth Portfolio                                   _____ %
   Small Cap Growth Portfolio                                 _____ %

Fidelity Variable Insurance Products
   VIP Balanced Portfolio                                     _____ %
   VIP Contrafund Portfolio                                   _____ %
   VIP Index 500 Portfolio                                    _____ %

Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities - Class 2                    _____ %
   Growth Securities - Class 2                                _____ %
   Foreign Securities - Class 2                               _____ %

Goldman Sachs Variable Insurance Trust
   CORE U.S. Equity Fund                                      _____ %
   International Equity Fund                                  _____ %

J.P. Morgan Series Trust II
   Mid Cap Value Portfolio                                    _____ %
   Small Company Portfolio                                    _____ %

Merrill Lynch Variable Series Funds
   Basic Value V.I. Fund                                      _____ %
   Fundamental Growth V.I. Fund                               _____ %
   Government Bond V.I. Fund                                  _____ %
   Value Opportunities V.I. Fund                              _____ %

Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio                           _____ %
   Emerging Markets Equity Portfolio                          _____ %
   High Yield Portfolio                                       _____ %
   Mid Cap Growth Portfolio                                   _____ %
   Money Market Portfolio                                     _____ %
   Technology Portfolio                                       _____ %
   U.S. Mid Cap Value Portfolio                               _____ %

NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio                                     _____ %

PIMCO Variable Insurance Trust
   High Yield Portfolio                                       _____ %
   Long Term U.S. Government Portfolio                        _____ %
   Real Return Portfolio                                      _____ %
   Short-Term Portfolio                                       _____ %
   Total Return Bond Portfolio                                _____ %

Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio                          _____ %
   Total Stock Market Index Portfolio                         _____ %

VALIC Company I
   International Equities Fund                                _____ %
   Mid Cap Index Fund                                         _____ %
   Small Cap Index Fund                                       _____ %

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Dollar Cost Averaging, Executive Advantage(SM), 02/05, Page 1 of 2

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Select one transfer option:

     [ ] $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.
     [ ]  Entire current balance in the Money Market Subaccount over
          _____________ months (maximum 24).

          I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

          I understand that automatic transfers will remain in effect until one of the following occurs:

                1.    My balance in the Money Market Subaccount is depleted;

                2. You receive my written request to cancel future transfers;

                3.    You receive notification of the Insured's death;

                4.    The Policy ends without value; or

                5.    I submit a new Dollar Cost Averaging Request form.

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As Policyholder, I represent that the statements and answers in this Dollar Cost
Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

_____________________________________      _____________________________________
Signature of Insured                       Signature of Policyholder (if
                                           other than Insured)

________________________  ____, 20__
Date Signed

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Dollar Cost Averaging, Executive Advantage(SM), 02/05, Page 2 of 2